Exhibit 24
POWER OF ATTORNEY
KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints SCOTT T. MIKUEN and ROBERT A. JOHNSON JR., each and individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, for him or her in any and all capacities, to sign the Annual Report on Form 10-K of L3Harris Technologies, Inc., a Delaware corporation, with respect to the fiscal year ended June 28, 2019, and to sign any and all amendments to such Annual Report on Form 10-K and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorneys-in-fact or agents or their substitutes, may do or cause to be done by virtue hereof. This Power of Attorney may be signed in counterparts.

Date: August 22, 2019.

/s/ WILLIAM M. BROWN	/s/ THOMAS A. DATTILO
William M. Brown	Thomas A. Dattilo
Chairman and Chief Executive Officer	Director

/s/ CHRISTOPHER E. KUBASIK	/s/ ROGER B. FRADIN
Christopher E. Kubasik	Roger B. Fradin
Vice Chairman, President and Chief Operating Officer	Director

/s/ JESUS MALAVE JR.	/s/ LEWIS HAY III
Jesus Malave Jr.	Lewis Hay III
Senior Vice President and Chief Financial Officer	Director

/s/ TODD A. TAYLOR	/s/ LEWIS KRAMER
Todd A. Taylor	Lewis Kramer
Vice President, Principal Accounting Officer	Director

/s/ SALLIE B. BAILEY	/s/ RITA S. LANE
Sallie B. Bailey	Rita S. Lane
Director	Director

/s/ PETER W. CHIARELLI	/s/ ROBERT B. MILLARD
Peter W. Chiarelli	Robert B. Millard
Director	Director

/s/ THOMAS A. CORCORAN	/s/ LLOYD W. NEWTON
Thomas A. Corcoran	Lloyd W. Newton
Director	Director